UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2004

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

On March 11, 2004, Kforce filed its Form 10-K for the year ended December 31, 2003. Such Form 10-K will be incorporated by reference into Amendment No. 2 to Kforce’s Registration Statement on Form S-4 (File No. 333-111566), which Kforce intends to file. The following statement regarding a development subsequent to the Form 10-K filing will also be incorporated by reference into such Form S-4:

On March 22, 2004, Kforce finalized a state tax audit for which a liability of $400,000 related to a preliminary assessment had been recorded as of December 31, 2003. The finalization of this audit resulted in a $561,000 income tax benefit resulting from the reversal of the $400,000 liability and the recognition of a $161,000 refund in the quarter ended March 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC. (Registrant)

April 12, 2004	By:	/s/ David L. Dunkel
David L. Dunkel, Chief Executive Officer